Exhibit 16.1A

May 15, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Dynegy Inc., Dynegy Illinois Inc., and Dynegy Holdings Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A (Amendment No. 1) of Dynegy Inc., Dynegy Illinois Inc., and Dynegy Holdings Inc. dated April 11, 2007. We agree with the statements concerning our Firm in such Form 8-K/A (Amendment No. 1).

Very truly yours,
/s/ PricewaterhouseCoopers LLP